Exhibit (d)(1)

                          INVESTMENT ADVISORY AGREEMENT



        THIS INVESTMENT ADVISORY AGREEMENT made this 29th day of July, 2008 (the "Agreement"), by and between MORGAN KEEGAN SELECT FUND, INC., a Maryland corporation (hereinafter called the "Fund"), and HYPERION BROOKFIELD ASSET MANAGEMENT, INC., a Delaware corporation (hereinafter called the "Adviser").

        WHEREAS, the Fund is registered under the Investment Company Act of 1940, as amended ("1940 Act") as an open-end management investment company, and offers for sale three distinct series of shares of common stock, which have been designated Regions Morgan Keegan Select Short Term Bond Fund, Regions Morgan Keegan Select Intermediate Bond Fund and Regions Morgan Keegan Select High
Income Fund (each, referred to herein as a "Portfolio," and together, the "Portfolios"); and

        WHEREAS, the Fund desires to avail itself of the services, information, advice, assistance and facilities of the Adviser on behalf of the Portfolios, and to have the Adviser provide or perform for each Portfolio various research, statistical and investment services; and

        WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Adviser Act") and is willing to furnish such services on the terms and conditions hereinafter set forth.

        NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, it is agreed between the parties as follows:

        1. Employment of the Adviser. The Fund hereby employs the Adviser to invest and reinvest the assets of each Portfolio in the manner set forth in
Section 2 of this Agreement subject to the direction of the Board of Directors (the "Board") and the officers of the Fund, for the period, in the manner, and on the terms set forth hereinafter. The Adviser hereby accepts such employment and agrees during such period to render the services and to assume the obligations herein set forth. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized (whether herein or otherwise), have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund.

        2. Obligations of and Services to be Provided By, the Adviser. The Adviser undertakes to provide the services hereinafter set forth and to assume the following obligations:

            A.  Investment Advisory Services.
                ----------------------------

                (i) The Adviser shall direct the investments of each Portfolio, subject to and in accordance with the each Portfolio's investment objective, policies and limitations as provided in its currently effective Prospectus and Statement of Additional Information (the "Prospectus") and other governing instruments, as amended from time to time, the 1940 Act, the applicable rules and regulations of the Securities and Exchange Commission (the "SEC") and other applicable federal and state laws, and any other directions and policies which the Board may issue to the Adviser from time to time.

                (ii) The Adviser is authorized, in its discretion and without prior consultation with the Fund, to purchase and sell securities and other investments for each Portfolio.

            B.  Corporate Management Services.

                (i) The Adviser shall furnish for the use of the Fund, office space and all necessary office facilities, equipment and personnel for servicing the investments of the Fund pursuant to this Agreement.

                (ii) The Adviser shall pay the salaries of all personnel of the Fund or the Adviser performing services relating to research, statistical and investment activities pursuant to this Agreement.

            C. Provision of Information Necessary For Preparation of Registration Statement, Amendments and Other Materials. The Adviser will make available and provide such information as the Fund or its administrator may reasonably request for use in the preparation of its registration statement, reports and other documents required by any applicable federal, foreign or state statutes or regulations.

            D. Code of Ethics. The Adviser will adopt a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and Section 204A of the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and will provide the Fund and its administrator with a copy of the code of ethics and evidence of its adoption. Within forty-five (45) days of the end of the last calendar quarter of each year while this Agreement is in effect, an executive officer of the Adviser shall certify to the Board that the Adviser has complied with the requirements of Rule 17j-1 and Section 204A during the previous year and that there has been no violation of the Adviser's code of ethics or, if such a violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Fund or its administrator, the Adviser shall permit the Fund or its administrator to examine the reports required to be made to the Adviser by Rule 17j-1(c)(1).

            E. Disqualification. The Adviser shall immediately notify the Board of the occurrence of any event which would disqualify the Adviser from serving as an investment adviser of an investment company pursuant to Section 9 of the 1940 Act or any other applicable statute or regulation.

            F. Other Obligations and Services. The Adviser shall make its officers and employees available to the Board and officers of the Fund for consultation and discussion regarding the management of each Portfolio and its investment activities. In the performance of its duties under this Agreement, the Adviser shall at all times use all reasonable efforts to conform to, and act in accordance with, any requirements imposed by (i) the provisions of the 1940 Act, the Advisers Act, and of any rules or regulations of each in force thereunder; (ii) any other applicable provision of law; (iii) the Articles of Incorporation and By-Laws of the Fund, as such documents are amended from time to time; (iv) the investment objectives, policies and


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restrictions  applicable  to the Fund as set forth in the  Fund's  then  current registration statement on Form N-1A, as amended or supplemented, and (v) any policies and determinations of the Board of the Fund.

            G. The Adviser may delegate any or all of its responsibilities to one or more investment sub-advisers or administrators, subject to the approval of (i) the Board of the Fund, and (ii) for an investment sub-adviser, the Fund's shareholders, to the extent required by law. Such delegation shall not relieve the Adviser of its duties and responsibilities hereunder.

        3. Execution and Allocation of Portfolio Brokerage.
           -----------------------------------------------

            A. The Adviser, subject to the control and direction of the Board, shall have authority and discretion to select brokers and dealers to execute transactions for each Portfolio, and for the selection of the markets on or in which the transactions will be executed.

            B. In acting pursuant to Section 3.A hereof, the Adviser will place orders through such brokers or dealers in conformity with the policies with respect to transactions for each Portfolio set forth in the Fund's registration statement.

            C. Neither the Fund nor the Adviser will adopt a formula for allocation of a Portfolio's brokerage.

            D. The Adviser may, to the extent permitted by applicable laws and regulations, aggregate securities to be sold or purchased for any Portfolio and for other clients in order to obtain best execution. For purposes of this Agreement, "best execution" shall be interpreted in accordance with applicable law as it pertains to the management of registered investment companies by registered investment advisers. In that event, allocation of the securities purchased or sold, as well as expenses incurred in the transaction, will be made by the Adviser in accordance with the 1940 Act and SEC or SEC staff guidance thereunder and in the manner it considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to its other clients.

            E. Subject to the appropriate policies and procedures approved by the Board, the Adviser may, to the extent authorized by Section 28(e) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") provide a Portfolio with brokerage, research, analysis, advice and similar services to execute transactions on behalf of the Portfolio, and the Adviser may cause the Fund to pay to those brokers or dealers in return for brokerage and research services a higher commission than may be charged by other brokers or dealers, subject to the Adviser determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Adviser to such Portfolio and its other clients and that the total commissions paid by such Portfolio will be reasonable in relation to the benefits to the Portfolio over the long term subject to seeking best execution, the Board may cause or direct the Adviser to effect transactions in securities through brokers or dealers in a manner that will help generate resources to pay the cost of certain expenses that the Fund is required to pay or for which the Fund is required to arrange payment.

            F. The Adviser may use brokers or dealers who (i) are affiliated with the Adviser provided that no such broker or dealer will be utilized in any transaction in which such


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broker or dealer  acts as  principal;  and (ii) the  commissions,  fees or other remuneration received by such brokers or dealers is reasonable and fair compared to the commissions, fees or other remuneration paid to other brokers or dealers in connection with comparable transactions involving similar securities being purchased or sold during a comparable period of time.

            G. The Adviser will periodically review the Fund's portfolio transactions to ensure that such transactions are conducted in accordance with this Section 3 and shall provide such reports as the Board may reasonably request with respect to each Portfolio's total brokerage and transaction activities and the manner in which that business was allocated.

        4. Books and Records. The Adviser shall oversee the maintenance of all books and records with respect to the Fund's securities transactions and the Fund's books of account in accordance with all applicable federal and state laws and regulations. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Adviser hereby agrees that any records which it maintains for the Fund are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon the Fund's request. The Adviser further agrees to arrange for the preservation of the records required to be maintained by Rule 31a-1 under the 1940 Act for the periods prescribed by Rule 31a-2 under the 1940 Act. The Adviser will be responsible for preserving the confidentiality of information concerning the holdings, transactions, and business activities of the Fund in conformity with the requirements of the 1940 Act, other applicable laws and regulations, and any policies that are approved by the Board.

        5. Expenses of the Fund. During the term of this Agreement, each Portfolio will bear all expenses, not specifically assumed by the Adviser, incurred in its operations and the offering of its shares. Expenses borne by the Portfolios will include, but not be limited to, the following (or each
Portfolio's proportionate share of the following): legal and audit expenses, organizational expenses; interest; taxes; governmental fees; fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; the cost (including brokerage commissions and issue or transfer taxes or other charges, if any) of securities purchased or sold by each Portfolio and any losses incurred in connection therewith; fees of custodians, transfer agents, registrars, proxy voting services, pricing or valuation services or other agents or service providers; distribution fees (including those incurred under each Portfolio's plan adopted pursuant to Rule 12b-1 under the 1940 Act); expenses of preparing share certificates; expenses relating to the redemption or repurchase of shares; expenses of registering and qualifying shares for sale under applicable federal and state law and maintaining such registrations and qualifications; expenses of preparing, setting in print, printing and distributing prospectuses, statements of additional information, proxy statements, reports, notices and dividends to shareholders; cost of stationery; costs of stockholders and other meetings of the Fund, including any expenses relating to proxy solicitation and vote tabulation; compensation and expenses of the independent directors of the Fund, and officers of the Fund who are not officers, directors or employees of the Adviser or its affiliates, if any; the Fund's portion of premiums of any fidelity bond and other insurance covering the Fund and its officers and directors.

        6. Compensation of the Adviser. For the services and facilities to be furnished and expenses assumed hereunder, the Adviser shall receive from each Portfolio an advisory fee at the annual rate listed along with that Portfolio's name in Schedule A attached hereto. This advisory


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


fee shall be payable monthly as soon as practicable after the last day of each month based on the average of the daily values placed on the net assets of each respective Portfolio as determined at the close of business on each day throughout the month. The assets of each Portfolio will be valued separately as of the close of regular trading on the New York Stock Exchange (currently 4:00 p.m., Eastern time) on each business day throughout the month or, if the Fund lawfully determines the value of the net assets of any Portfolio as of some other time on each business day, as of such time with respect to that Portfolio. The first payment of such fee shall be made as promptly as possible at the end of the month next succeeding the effective date of this Agreement. In the event that the Adviser's right to such fee commences on a date other than the last day of the month, the fee for such month shall be provided based on the average daily assets of the Portfolio in that period from the date of commencement to the last day of the month. If the Fund determines the value of the net assets of any Portfolio more than once on any business day, the last such determination on that day shall be deemed to be the sole determination on that day. The value of net assets shall be determined pursuant to the applicable provisions of the Fund's Articles of Incorporation, its By-Laws and the 1940 Act. If, pursuant to such provisions, the determination of the net asset value of any Portfolio of the Fund is suspended for any particular business day, then the value of the net assets of that Portfolio on that day shall be deemed to be the value of its net assets as determined on the preceding business day. If the determination of the net asset value of any Portfolio has been suspended for more than one month, the Adviser's compensation payable at the end of that month shall be computed on the basis of the value of the net assets of the Portfolio as last determined (whether during or prior to such month).

        7. Activities and Affiliates of the Adviser.
           ----------------------------------------

            A. Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the Adviser who may also be a director, officer, or employee of the Fund, to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature, nor to limit or restrict the right of the Adviser to engage in any other business or to render services of any kind, including investment advisory and management services, to any other corporation, firm, individual or association, provided that any such other services and activities do not, during the term of this Agreement, interfere, in a material manner, with the Adviser's ability to meet all of its obligations to the Fund hereunder.

            B. The Fund acknowledges that the Adviser or one or more of its "affiliated persons" may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities and that the Adviser, its "affiliated persons" or any of its or their directors, officers, agents or employees may buy, sell or trade in securities for its or their respective accounts ("Affiliated Accounts"). Subject to the provisions of Section 3, the Fund agrees that the Adviser or its "affiliated persons" may give advice or exercise investment responsibility and take such other action with respect to Affiliated Accounts which may differ from the advice given or the timing or nature of action with respect to the Portfolios, provided that the Adviser acts in good faith. The Fund acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose of or otherwise deal with positions in investments in which the Portfolio may have an interest. The Adviser shall have no obligation to recommend for the Portfolio a position in any investment


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which an  Affiliated  Account  may  acquire,  and the Fund  shall  have no first refusal, co-investment or other rights in respect of any such investment, either for its Portfolios or otherwise.

            C. Subject to and in accordance with the Articles of Incorporation and By-Laws of the Fund as currently in effect and the 1940 Act and the rules thereunder, it is understood that certain Directors, officers and agents of the Fund and shareholders of the Fund are or may be interested in the Adviser or its "affiliated persons," or that directors, officers, agents and shareholders of the Adviser or its "affiliated persons" are or may be interested in the Fund; and that the effect of any such interests shall be governed by said Articles of Incorporation, By-Laws and the 1940 Act and the rules thereunder.

        8. Liabilities of the Adviser.
           --------------------------

            A. Except as provided below, in the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of obligations or duties hereunder on the part of the Adviser, the Adviser shall not be subject to liability to the Fund or to any shareholder of the Fund or its Portfolios for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security or the making of any investment for or on behalf of the Fund.

            B. No provision of this Agreement shall be construed to protect any Director or officer of the Fund, or the Adviser, from liability in violation of Sections 17(h), 17(i), 36(a) or 36(b) of the 1940 Act.

        9. Effective Date; Term. This Agreement shall begin on the date first written above and, unless sooner terminated as provided herein, shall continue in effect for two years and from year to year thereafter only so long as specifically approved annually by (i) vote of a majority of the directors of the Fund who are not parties to this Agreement or interested persons of such parties, cast in person at a meeting called for that purpose, and (ii) by the Board or with respect to any given Portfolio by a vote of a majority of the outstanding voting securities of such Portfolio.

        10. Assignment. No "assignment" of this Agreement shall be made by the Adviser, and this Agreement shall terminate automatically in event of such assignment. The Adviser shall notify the Fund in writing in advance of any proposed change of "control" to enable the Fund to take the steps necessary to enter into a new advisory agreement, if necessary.

        11. Amendment. This Agreement may be amended at any time, but only by written agreement between the Adviser and the Fund, which amendment is subject to the approval of the Board and, where required by the 1940 Act, the shareholders of the affected Portfolio in the manner required by the 1940 Act and the rules thereunder.

        12. Termination. This Agreement:

            A. may at any time be terminated  without  payment of any penalty by the Fund with respect to any Portfolio (by vote of the Board or by "vote of a majority of the outstanding voting securities") on sixty (60) days' written notice to the Adviser;


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            B. shall immediately terminate in the event of its "assignment"; and

            C. may be terminated with respect to any Portfolio by the Adviser on sixty (60) days' written notice to the Fund.

        13. Interpretation and Definitions. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretation thereof, if any, by the United States courts or, in the absence of any controlling decision of any court, by rules, regulations or orders of the SEC validly issued pursuant to the 1940 Act. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order. As used in this Agreement, the terms "affiliated person," "assignment," "control," "interested person" and "vote of a majority of the outstanding voting securities" shall have the meanings set forth in the 1940 Act and the rules and regulations thereunder, subject to any applicable orders of exemption issued by the Securities and Exchange Commission.

        14. Notice. Any notice under this Agreement shall be given in writing addressed and delivered or mailed postage prepaid to the other party to the Fund (attn: John J. Feeney, Jr., President) or the Adviser (attn: Jon Tyras, General Counsel) at their respective principal places of business (or to such other addresses or contacts as shall be designated by the Fund or the Adviser in a written notice to the other party), as set forth below:


If to the Fund:                                   If to the Adviser:

John J. Feeney, Jr.                               Jon Tyras
Hyperion Brookfield Asset Management, Inc.        Hyperion Brookfield Asset Management, Inc.
Three World Financial Center                      Three World Financial Center
200 Vesey Street, 10th Floor                      200 Vesey Street, 10th Floor
New York, NY 10281-1010                           New York, NY 10281-1010
Tel.(212) 549-8400                                Tel.(212) 549-8400


        15. Severability and Successors. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is altered by a rule, regulation or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

        16. Governing Law. To the extent that state law has not been preempted by the provisions of any law of the United States, this Agreement shall be administered, construed and enforced according to the laws of the State of New York.


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


        17.   Captions.   The  captions  in  this  Agreement  are  included  for
convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

        18. Force Majeure. The Adviser shall not be liable for delays or errors occurring by reason of circumstances beyond its control, including, but not limited to, acts of civil or military authority, national emergencies, work stoppages, fire, flood, catastrophe, acts of God, insurrection, war, riot, or failure of communication or power supply. In the event of equipment breakdowns beyond its control, the Adviser shall take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.

        19. Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior amendments and understandings relating to the subject matter hereof.


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


        IN WITNESS WHEREOF the parties have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized, and their respective seals to be hereunto affixed, all as of the date first written above.



                                            MORGAN KEEGAN SELECT FUND, INC.


                                            By: /s/ Dana E. Erikson
                                               --------------------
                                                   Name: Dana E. Erikson
                                                   Title: Vice President



                                            HYPERION BROOKFIELD ASSET
                                            MANAGEMENT, INC.


                                            By: /s/ John J. Feeney, Jr.
                                               ------------------------
                                                   Name: John J. Feeney, Jr.
                                                   Title: President

                                   SCHEDULE A

                         MORGAN KEEGAN SELECT FUND, INC.

                                  FEE SCHEDULE


                                                                   % of average
                     Portfolio                                  daily net assets
                     ---------                                  ----------------

Regions Morgan Keegan Select Short Term Bond Fund                    0.35%
Regions Morgan Keegan Select Intermediate Bond Fund                  0.40%
Regions Morgan Keegan Select High Income Fund                        0.75%


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